                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                    FORM 8-K


                                 CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15 (D) OF THE

                        SECURITIES EXCHANGE ACT OF 1934




                     Commission file number      1-10442
                                                 -------

   Date of Report (Date of earliest event reported)      MARCH 28, 1995
                                                         --------------


                    FIRST FINANCIAL MANAGEMENT CORPORATION
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             (Exact name of registrant as specified in its charter)


          GEORGIA                                            58-1107864
- ---------------------------------                      -----------------------
 (State or other jurisdiction of                          (I.R.S. Employer
 incorporation or organization)                           Identification No.)



  3 CORPORATE SQUARE, SUITE 700,   ATLANTA, GEORGIA                    30329
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     (Address of principal executive offices)                        (Zip Code)


    (Registrant's telephone number, including area code)  (404) 321-0120
                                                          --------------


                                NOT APPLICABLE
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(Former name, former address and formal fiscal year, if changed since last report)


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Item 7.  Financial  Statements and Exhibits

(a) Financial Information of Business Acquired

         Not applicable.

(b) Pro Forma Combined Financial Statements of First Financial Management Corporation and Business Acquired (unaudited):

         Pro Forma Combined Statement of Income for the year ended December 31, 1994. Notes to Pro Forma Combined Statement of Income.

(c) Exhibits

         Not applicable.


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                     FIRST FINANCIAL MANAGEMENT CORPORATION

                     PRO FORMA COMBINED STATEMENT OF INCOME


The following unaudited pro forma combined statement of income for the year ended December 31, 1994 reflects the combined operations of First Financial Management Corporation ("FFMC" or the "Company") and Western Union Financial Services, Inc. ("Western Union"), which was acquired by FFMC during November 1994 and accounted for as a purchase. The pro forma combined statement of income conforms to the current presentation format of FFMC's consolidated financial statements.

The pro forma combined statement of income assumes that the Company's acquisition of Western Union and related assets had occurred, all cash purchase price consideration was paid, and related debt financing was concluded on January 1, 1994.

The acquisition of Western Union by FFMC is more fully described in Note B to FFMC's audited consolidated financial statements included in its Annual Report on Form 10-K for the year ended December 31, 1994. The pro forma combined statement of income is not necessarily indicative of what the combined operations would have been if the Company had control of such combined businesses during the period presented.

FFMC completed additional acquisitions during 1994, accounted for as purchases, with an aggregate purchase price of $59.2 million, the effects of which are not included in the accompanying pro forma combined statement of income as they are not significant.


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                     FIRST FINANCIAL MANAGEMENT CORPORATION
               PRO FORMA COMBINED STATEMENT OF INCOME (Unaudited)
                          YEAR ENDED DECEMBER 31, 1994
                      (In millions, except per share data)


                                                                Pro Forma
                                                               Adjustments
                                     FFMC     Western Union      Increase       Pro Forma
                              (Historical)    (Historical)      (Decrease)       Results
                              ------------    -------------    -----------      ---------
    REVENUES
    --------
    Service revenues             $2,131.0         $448.9       ($11.9)(2)       $2,568.0
    Product sales                    73.1                                           73.1
    Other                             3.4                                            3.4
                                 --------         ------       ------           --------
                                  2,207.5          448.9        (11.9)           2,644.5
                                 --------         ------       ------           --------
    EXPENSES
    --------
    Operating                     1,767.5          366.8        (10.3)(2)        2,108.6
                                                                (15.4)(3)
    General and administrative       26.2                                           26.2
    Cost of products sold            46.6                                           46.6
    Depreciation and amortizat       97.7            7.4         25.6 (4)          130.7
    Interest, net                    (1.1)                       44.8 (5)           43.7
    Cost of Western Union
      pension plan                    2.3                        16.0 (6)           18.3
                                 --------         ------       ------           --------
                                  1,939.2          374.2         60.7            2,374.1
                                 --------         ------       ------           --------
    Income before income taxes      268.3           74.7        (72.6)             270.4
    Income taxes                    108.1           26.7        (24.4)(7)          110.4
                                 --------         ------       ------           --------
      Net income                 $  160.2         $ 48.0       ($48.2)          $  160.0
                                 ========         ======       ======           ========
    Earnings per common share    $   2.56                                       $   2.49
                                 ========                                       ========
    Average common shares
      outstanding                    62.9                         6.2 (8)           69.1



    See notes to pro forma combined statement of income.


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                     FIRST FINANCIAL MANAGEMENT CORPORATION
          NOTES TO PRO FORMA COMBINED STATEMENT OF INCOME (UNAUDITED)


(1) 1994 operations of Western Union relate to the period prior to the acquisition by FFMC. Certain reclassifications have been made to conform the statement of income presentation format for Western Union to the format used by FFMC.

(2) Adjustments to reflect the elimination of messaging service business revenue and related expense because such business was retained by Western Union's former parent company, New Valley Corporation ("New Valley"). Income before tax related to the messaging service business was $1.6 million for the 1994 period prior to FFMC's acquisition of Western Union.

(3) Adjustments to eliminate royalty and other fees paid to New Valley which did not continue after the acquisition.

(4) Adjustments to reflect the amortization of goodwill (the excess of cost over the fair value of assets acquired) using a straight-line method over 40 years. Adjustments have also been made to reflect depreciation on equipment and other capital assets transferred to Western Union from New Valley.

(5) Adjustments to reflect additional interest expense (and the amortization of estimated transaction costs of $5.4 million) related to $447.1 million in senior convertible debentures, additional interest expense related to $350.5 million in bank debt (also used to finance $4.4 million of the transaction costs), and interest foregone on $100 million of FFMC cash used. Interest expense is based on the senior convertible debentures at 5.0%, and bank debt under the Company's revolving credit facility at 6.8%, the rate available under such facility for a six-month term at December 31, 1994. This year end rate for the revolving credit facility is higher than the comparable average rate during 1994.
      Interest foregone on FFMC cash used is based on investment rates earned by the Company in 1994 (3.8%).

      Interest rates under the revolving credit facility fluctuate. The impact of a 1/8 percent increase in the interest rate on the $350.5 million in borrowings under the revolving credit facility would be approximately $438,000 in additional interest expense on an annualized basis.

(6) Adjustments to reflect the net periodic pension cost under the Western Union Pension Plan assumed by FFMC. The 1994 amount is based on actuarial assumptions similar to those used by New Valley prior to the acquisition of Western Union by FFMC and as previously reported in New Valley's 1993 Annual Report on Form 10-K.

(7) Tax effect of pro forma adjustments. The tax computation includes the deductibility of the majority of goodwill amortization. New Valley and FFMC will make the necessary tax elections to allow the deductibility of goodwill, except for that portion associated with the assumption of the Western Union pension plan which is deductible for tax purposes when paid. Additionally, a pro forma adjustment has been made to increase Western Union's state income tax from its historical rate to a rate which excludes the benefit it received from using New Valley's tax loss carry-forwards in calculating its state income taxes.

(8) Shares assumed to have been issued to reflect the assumed conversion of FFMC's $447.1 million in senior convertible debentures (based on the conversion price of $69.00 per share) into FFMC common stock solely for the purposes of computing earnings per common share. Interest expense (including amortization of estimated transaction costs), net of tax effect, from the senior convertible debentures (at a rate of 5.0%) was added to net income in calculating earnings per common share.


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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.





                                   FIRST FINANCIAL MANAGEMENT CORPORATION
                                   --------------------------------------
                                               (Registrant)





Date:  March 28, 1995                     By /s/ M. Tarlton Pittard
       ----------------                      -----------------------------------
                                             M. Tarlton Pittard
                                             Vice Chairman, Chief Financial
                                             Officer and Treasurer





Date:  March 28, 1995                     By /s/ Richard Macchia
       ----------------                      -----------------------------------
                                             Richard Macchia
                                             Executive Vice President
                                             and Principal Accounting Officer


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